UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 `
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 19, 2020

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
4200 Stone Road
Kilgore, Texas 75662
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partnership interests	MMLP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment

On October 22, 2020, Martin Midstream Partners L.P. (the "Partnership") announced that on October 19, 2020 Ruben S. Martin notified the Partnership that, effective as of the close of business on December 31, 2020, he will retire from his position as President and Chief Executive Officer of Martin Midstream GP LLC, the Partnership's general partner (the "General Partner"). Mr. Martin will remain as Chairman of the Board of the General Partner.

Also, on October 22, 2020, the Partnership announced the appointment of Robert D. Bondurant, age 62, to President and Chief Executive Officer effective January 1, 2021.

Mr. Bondurant joined Martin Resource Management Corporation in 1983 as Controller and subsequently was appointed Executive Vice President and Chief Financial Officer of the Partnership in June 2002. He became a member of its Board of Directors of the General Partner (the "Board") in 2014. Mr. Bondurant served in the audit department of Peat Marwick, Mitchell and Co. from 1980 to 1983. Mr. Bondurant holds a Bachelor of Business Administration degree in accounting from Texas A&M University and is a Certified Public Accountant, licensed in the state of Texas.

Additionally, the Partnership announced that Sharon Taylor, age 55, has been appointed effective January 1, 2021, as the Partnership's Vice President and Chief Financial Officer. Ms. Taylor joined the Partnership in 2005 and has served as its Director of Finance and Head of Investor Relations since 2018. Prior to 2018, Ms. Taylor served as the Special Project Manager, and led the Partnership's implementation of the JD Edwards Enterprise Resource Planning System. Prior to this role, Ms. Taylor was a member of the management group at Prism Gas Systems, Inc. ("Prism") serving as Vice President and Chief Financial Officer, and continued serving as Controller after Martin's acquisition of Prism in November 2005.

Officer Compensation

On October 20, 2020, Martin Resource Management Corporation, the Partnership's holder of the controlling voting interests in MMGP Holdings LLC, the sole member the General Partner, entered into an Employment Agreement (the "Employment Agreement") with Mr. Bondurant that governs Mr. Bondurant’s employment as the Chief Executive Officer of the General Partner. The Employment Agreement has an initial term of three years. Mr. Bondurant will receive an initial base annual salary of $575,000 and will be eligible to participate in all benefit programs maintained by the Partnership, including annual bonus and long-term incentive programs. In the event of the termination of Mr. Bondurant’s employment at the direction of the Board without Cause (as defined in the Employment Agreement), Mr. Bondurant shall be entitled to receive (i) the amount of the remaining base salary due through the end of the employment term, and (ii) the amount equal to the product of (x) Mr. Bondurant’s most recent annual discretionary bonus awarded by the Board during the employment term, if any, and (y) the number of full calendar months remaining under the employment term at the time of termination divided by twelve (collectively, the “Termination Amount”). The Termination Amount will be paid in a single, lump-sum payment within 30 days after the date of termination, subject to the certain requirements set forth in the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Ms. Taylor's appointment as Vice President and Chief Financial Officer, $165,000 of her annual base salary will be allocated to the Partnership.

Item 7.01	Regulation FD Disclosure.

On October 22, 2020, the Partnership issued a press release announcing the appointments and retirement described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description
99.1	Press Release dated October 22, 2020
10.1	Employment Agreement dated October 20, 2020, between Martin Resource Management Corporation and Robert D. Bondurant
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: October 22, 2020	By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President, Treasurer, Principal Accounting Officer and Chief Financial Officer